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                                                                Exhibit 99(a)(8)


The following is the text of an email that Sepracor Inc. expects to be sent on each of July 15, 2002, July 16, 2002 and July 17, 2002 by Melissa Klinkhamer of Human Resources of Sepracor Inc., to all of the full-time and part-time employees of Sepracor Inc. and Sepracor Inc.'s wholly-owned subsidiaries who have turned in their election form to participate in the stock option exchange program.


                                                         Filed by: Sepracor Inc.
                                                            Pursuant to Rule 425
                                                        under the Securities Act
                                                        of 1933 and deemed filed
                                                       pursuant to Rule 13e-4(c)
                                                      of the Securities Exchange
                                                                     Act of 1934


                                                  Subject Company: Sepracor Inc.
                                                   Exchange Act File No. 0-19410


Hello, this email is to confirm that we have received your election form to participate in the stock option exchange program. We are in the process of reviewing your form and will let you know if any further follow up is required.

Regards,

The Human Resources Team